Exhibit 99.1

United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended February 28, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$1,683,646
Unrealized Gain (Loss) on Market Value of Futures	3,268,091
Dividend Income	14,055
Interest Income	51,707
ETF Transaction Fees	1,050
Total Income (Loss)	$5,018,549

Expenses
General Partner Management Fees	$18,159
Professional Fees	9,181
Brokerage Commissions	3,987
Non-interested Directors' Fees and Expenses	366
Prepaid Insurance Expense	240
NYMEX License Fee	454
Total Expenses	32,387
Expense Waiver	(9,687)
Net Expenses	$22,700
Net Income (Loss)	$4,995,849

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/19	$34,600,599
Additions (150,000 Shares)	3,961,459
Net Income (Loss)	4,995,849

Net Asset Value End of Month	$43,557,907
Net Asset Value Per Share (1,600,000 Shares)	$27.22

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596